
THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND THUS, NOTWITHSTANDING ANY OTHER PROVISIONS CONTAINED HEREIN, MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                             THE COBALT GROUP, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

                                           ORIGINAL ISSUE DATE:  AUGUST 18, 2000

         THIS CERTIFIES THAT, for value received, General Electric Capital Auto Financial Services, Inc., a Delaware corporation ("AFS"), or its assigns, is entitled to subscribe for and purchase, during the periods specified in Section 1 hereof, Four Hundred Thousand (400,000) fully paid and non-assessable shares of Common Stock, $.01 par value per share ("Common"), of THE COBALT GROUP, INC., a Washington corporation (the "Corporation"), at a per share price equal to the Warrant Price, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Certain capitalized terms used in this Warrant shall have the meanings set forth in Section 10.

         1. DURATION. The right to subscribe for and purchase shares of Common represented hereby shall expire at 5:00 p.m., Seattle, Washington time, on December 31, 2005.

         2.       METHOD OF EXERCISE; PAYMENT; ISSUANCE OF NEW WARRANT.

                  (A) The holder hereof may exercise this Warrant, in whole or in part, at the times and subject to the conditions set forth in
         Section 1 hereof as follows:

                           (i) By presentation of the Subscription Form attached hereto duly executed at the principal office of the Corporation, accompanied by payment to the Corporation of the then applicable Warrant Price for the shares being purchased upon such exercise by check or wire transfer; or

                           (ii) By presentation of the Cashless Exercise Form attached hereto duly executed at the principal office of the Corporation (a "Cashless Exercise"). In the event of a Cashless Exercise, the holder of this Warrant shall exchange the portions of this Warrant then being exercised for that number of shares of Common determined by multiplying the number of shares of Common as to which this Warrant is then being exercised by a fraction, the numerator of which shall be the amount by which the then current market price per share of Common exceeds the Warrant Price, and the denominator of which shall be the then current market price per share of Common. For purposes of any computation under this Section 2(A)(ii), the then current market price per share of Common at any date shall be deemed to be the average closing price of publicly-traded Common during the twenty (20) trading days immediately preceding the date of presentation of the Cashless Exercise Form as reported by NASDAQ, or other principal national securities exchange on which the Common is then admitted to trading or listing. If the Common is not then so listed or traded, the fair market price of the Common for purposes of this Section 2 shall be as agreed upon by the Board and the Majority Holders.

                                    (1)   If the Board and the Majority Holders
                           cannot so agree on the fair market value, then the Majority Holders and the Board shall each select an investment banking firm of national reputation to determine the fair market price of the Common.

                                    (2)   The fair market price of the Common
                           shall be the average of the two determinations.

                                    (3)   The Corporation shall make available
                           any such books or records as any of the investment banking firms involved in the valuation process described in this Section 2(A)(ii) may reasonably require in order to determine the fair market price of the Common. The cost of any determinations performed pursuant to this Section 2(A)(ii) shall be paid one-half by the Majority Holders and one-half by the Corporation.

                                    (4)   In determining the fair market price
                           of the Common, each investment banking firm shall consider the cash price which a sophisticated purchaser would pay on the effective date of the determination for a share of Common, with no discounts applied related to the fact that such share of Common represents a minority interest in the Corporation and is not registered pursuant to the Securities Act.

                  (B) In the event of any exercise of the rights represented by this Warrant, (i) stock certificates for the shares of Common so purchased shall be delivered to the holder hereof, and (ii) stock certificates for the shares of Common so purchased shall be dated the date of exercise of this Warrant, and the holder exercising this Warrant shall be deemed for all purposes to be the holder of the shares of Common so purchased as of the date of such exercise. Such stock certificates shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) Business Days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said holder. The Corporation shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates (and new Warrants, if applicable) pursuant to this Section 2(B).

         3.      ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

                 (A) The Warrant Price and the number of shares of Common purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events occurring after the original issuance date, as follows:

                           (i) RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification or change of outstanding Common issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding Common issuable upon such conversion) the rights of the holders of this Warrant shall be adjusted in the manner described below:

                                    (1)   In the event that the Corporation is
                           the surviving corporation, the Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon exercise hereof the holder of this Warrant shall procure, in lieu of each share of Common theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common issuable upon such exercise had such exercise occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this clause (1) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

                                    (2)   In the event that the Corporation is
                           not the surviving corporation, the surviving corporation shall, without payment of any additional consideration therefor, issue new Warrants, providing that upon exercise hereof the holder thereof shall procure in lieu of each share of Common theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common issuable upon exercise of this Warrant had such exercise occurred immediately prior to such reclassification, change, consolidation or merger. Such new Warrants shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this clause (2) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

                           (ii) SUBDIVISION OR COMBINATION OF SHARES. If the Corporation, at any time while any of this Warrant is outstanding, shall subdivide or combine its Common, the Warrant Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or if the Corporation shall take a record of holders of its Common for the purpose of a subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination or, if the Corporation shall take a record of holders of its Common for the purpose of so combining, as of such record date, whichever is earlier.

                           (iii) CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Corporation, at any time while any of this Warrant is outstanding, shall:

                                    (1)   STOCK DIVIDENDS. Pay a dividend
                           payable in, or make any other distribution of, Common, the Warrant Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the date of such payment or other distribution), to that price determined by multiplying the Warrant Price by a fraction (1) the numerator of which shall be the total number of shares of Common outstanding immediately prior to such dividend or distribution and (2) the denominator of which shall be the total number of shares of Common outstanding immediately after such dividend or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend or distribution); or

                                    (2)   LIQUIDATING DIVIDENDS, ETC. Make a
                           distribution of its property to the holders of its Common as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Washington (a "Liquidating Dividend"), the Corporation shall provide AFS with written notice of its intent to make such Liquidating Dividend (including the amount and other material terms of the Liquidating Dividend), no less than twenty (20) Business Days prior to the record date for the Liquidating Dividend. Notwithstanding any other provision hereof, if a subscription for shares is to be made in connection with a Liquidating Dividend, such subscription shall be deemed to be conditioned upon the distribution of the Liquidating Dividend in accordance with the terms of the notice thereof provided to AFS by the Corporation, in which case such subscription will not be deemed to be effective until the distribution of the Liquidating Dividend in accordance with the terms of the notice thereof provided to AFS by the Corporation.

                           (iv) NO DILUTION. The Corporation will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith (a) assist in the carrying out of all such terms and (b) refrain from taking actions that would dilute the rights of the holder hereof other than as a part of good faith financing, business transaction, stock option or stock purchase plan activities of the Corporation which is engaged in by the Corporation solely for legitimate business purposes, none of which purposes may be to dilute the rights of the holder hereof.

                           (v) OTHER ACTION AFFECTING COMMON. In the event that after the date hereof the Corporation shall take any action affecting its Common in a manner similar to the actions described in any of the foregoing Subsections 3(A)(i) through
                  (iv), inclusive, other than an action described in any of the foregoing Subsections 3(A)(i) through (iv), inclusive, which would have a materially adverse effect upon the exercise rights of the Warrants, the Warrant Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances. In addition, in the event that after the date hereof the Corporation shall take any action affecting its Common, other than an action described in any of the foregoing Subsections 3(A)(i) through
                  (iv), inclusive, which would have a materially adverse effect upon the exercise rights of the Warrants, the Warrant Price shall be adjusted in such manner and at such time as the Corporation adjusts any other warrants, options or similar rights held by any other person or entity.

                           (vi) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price pursuant to any provision of this Section 3(A), the number of shares of Common then issuable upon exercise on full of this Warrant shall be adjusted, effective as of such date, to the nearest one hundredth of a whole share, to the product obtained by multiplying the number of shares of Common issuable upon exercise on full of this Warrant immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

                  (B) Whenever any Warrant Price or the number of shares of Common issuable upon exercise on full of this Warrant shall be adjusted pursuant to Section 3 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and the number of shares of Common issuable upon exercise on full of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified mail, return receipt requested and postage prepaid) to the holder of this Warrant at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each holder promptly after each adjustment.

         4. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Corporation covenants and agrees that all Common issued upon exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from preemptive rights and all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the

Corporation will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common to provide for the exercise in full of the rights represented by this Warrant. Furthermore, and without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of Common is at all times equal to or less than the effective Warrant Price.

         5.       TRANSFER AND EXCHANGE.

                  (A) TRANSFER. This Warrant may not be transferred, in whole or in part, by AFS without the prior consent of the Corporation; provided, however, that AFS may transfer this Warrant, in whole or in part, to any Affiliate of AFS, any assignee of AFS's rights under the Business Agreement or to any successor to, or purchaser or assignee of, all or substantially all of the business of AFS. Any permitted transfer of this Warrant and all rights hereunder, in whole or in part, is registrable on the books of the Corporation by the holder hereof in person or by his duly authorized attorney, upon presentation of the Assignment Form attached hereto duly executed at the principal office of the Corporation. Each holder of any portion of this Warrant, by holding the same, consents and agrees that the transferee thereof, when such portion of this Warrant shall have been transferred on the books of the Corporation as provided in this Section 5(A), may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner and holder of such portion hereof for any purpose and as the person entitled to exercise the rights represented by such portion of this Warrant, or to the registration of transfer of such portion on the books of the Corporation; and until due presentment for registration of transfer on such books the Corporation may treat the registered holder of such portion as the owner and holder for all purposes, and the Corporation shall not be affected by notice to the contrary. Upon any transfer of this Warrant (or any portion hereof) as provided above, at the request of AFS (i) a new Warrant representing the number of shares so transferred shall be delivered to the transferee hereof within a reasonable time, not exceeding five (5) Business Days, after presentation of the Assignment Form, and (ii) in the event the Warrant has not been transferred in full, then simultaneously with the holder's surrender of this Warrant, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been transferred shall be delivered to the holder hereof.

                  (B) SECURITIES LAW RESTRICTIONS. The holder of this Warrant, by acceptance hereof, understands that the Warrant and Common issuable upon exercise hereof (collectively, "Warrant Securities") are characterized as "restricted securities" under the federal securities laws inasmuch as they are being or will be acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations neither this Warrant nor the shares of Common issuable upon its exercise may be transferred, assigned or sold (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Corporation an opinion of counsel (reasonably acceptable in form and substance to the Corporation) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer, assignment or sale.

                  (C) REGISTER. The Corporation shall maintain, at the principal office of the Corporation, a register for this Warrant, in which the Corporation shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within ten (10) calendar days after any holder of Warrants shall by notice request the same, the Corporation will deliver to such holder a certificate, signed by one of its officers, listing the name and address of every other holder of Warrants and/or Common issued upon exercise of a Warrant, as such information appears in said register and in the stock transfer books of the Corporation at the close of business on the day before such certificate is signed.

                  (D) WARRANTS EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the principal office of the Corporation, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

                  (E) CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement, this Warrant shall be promptly cancelled by the Corporation. The Corporation shall pay all taxes (other than securities transfer taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of Warrants.

                  (F) LOSS OR MUTILATION. Upon receipt by the Corporation of evidence satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant and (in the case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation hereof, the Corporation will execute and deliver in lieu hereof a new Warrant.

         6. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, one (1) Business Day after the date when sent to the recipient by reputable overnight express courier service (charges prepaid and with evidence of delivery) or five (5) Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent, if to a Warrant holder, at such Warrant holder's address as shown on the books of the Corporation, and if to the Corporation at:

                        The Cobalt Group, Inc.
                        2200 First Avenue South
                        Seattle, Washington 98134
                        Attn:  President

or to such other address or to the attention of such other person or entity as the recipient party has specified by prior written notice to the sending party.

         7. GOVERNING LAW. This Warrant shall be construed in accordance with and governed by the laws of the State of New York without regard to the principles of conflicts of laws.

         8. REMEDIES. The Corporation stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         9.       MISCELLANEOUS.

                  (A) AMENDMENTS. The Warrants and any provision hereof may be amended or waived only by an instrument in writing signed by the Majority Holders, and, if it is to be bound thereby, by the Corporation.

                  (B) DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

         10. DEFINITIONS. For the purposes of this Warrant the following terms have the following meanings:

         "Affiliate" of an entity shall mean any entity which, directly or indirectly, is controlled by, controls or is under common control with such entity. As used in this definition, "control" (including, with its correlative meanings "controlled by" and "under common control with") means the possession directly or indirectly, of power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         "Board" shall mean the Board of Directors of the Corporation.

         "Business Agreement" shall mean that certain Business Agreement, dated August 18, 2000, by and between the Corporation and AFS.

         "Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or holiday in the State of Illinois or the State of Washington.

         "Common" shall mean the Corporation's Common Stock, $.01 par value per share, and any stock into which such stock may hereafter be changed.

         "Majority Holders" shall mean, at any specific time, the holders of Warrants representing the right to purchase a majority of the number of shares of Common which are still exercisable at such time upon full exercise of all then outstanding Warrants.

         "Securities Act" shall mean the Securities Act of 1933, as amended prior to or after the date hereof, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

         "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock.

         "Warrants" shall mean this Warrant, any Warrants issued in substitution or replacement hereof and any Warrants issued to any transferee or assignee of all or any portion of this Warrant.

         "Warrant Price" shall mean $6.50, subject to adjustment pursuant to the provisions of Section 3 hereof.

                            (SIGNATURE ON NEXT PAGE)

Dated: _________, 2000

THE COBALT GROUP, INC.


By: /s/ David S. Snyder
   ----------------------------------
Name: David S. Snyder
     --------------------------------
Title: Executive Vice President & CFO
      -------------------------------


                           SIGNATURE PAGE TO WARRANT